EXHIBIT 10(C)


                   WRITTEN CONSENT OF JOSEPH P. DECRESCE, ESQ.



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To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-47862) filed by Phoenix Life Insurance Company for the Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933, as amended.



Very truly yours,


/s/ Joseph P. DeCresce
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Joseph P. DeCresce, Counsel
Phoenix Life Insurance Company







Dated May 30, 2003